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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ----------

                                   Form 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           GROUP LONG DISTANCE, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


               Florida                                     650213198
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


1451 West Cypress Creek Road, Suite 200
         Fort Lauderdale, FL                                 33309
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(Address of principal Executive Offices)                   (Zip Code)

If this form relates to the registration of a               If this form relates to the registration of a
class of debt securities and is effective upon              class of debt securities and is to become
filing pursuant to General Instruction                      effective simultaneously with the
A(C)(1) please check the following box.  |_|                effectiveness of a concurrent registration
                                                            statement under the Securities Act of 1933
                                                            pursuant to General Instruction A(C)(2)
                                                            please check the following box. |_|


       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered

           Common Stock                              Boston Stock Exchange
----------------------------------------    ------------------------------------

       Redeemable Common Stock                       Boston Stock Exchange
         Purchase Warrants
----------------------------------------    ------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:
                                     None
    -----------------------------------------------------------------------
                               (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered

                  The description of the Common Stock and Redeemable Warrants of Group Long Distance, Inc. (the "Company") to be registered hereunder is set forth under the heading "Description of Securities" in the Company's Registration Statement, as amended, on Form SB-2 (Registration No. 333-17681) (the "Registration Statement") originally filed by the Company with the Securities and Exchange Commission on December 12, 1996, which description is incorporated herein by reference.


Item 2.           Exhibits

                  1. Articles of Incorporation of Group Long Distance, Inc. are set forth as Exhibit 3.1 to the Registration Statement and are incorporated herein by reference.

                  2. Amended and Restated Articles of Incorporation of Group Long Distance, Inc. are set forth as Exhibit
                           3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Plan and Agreement of Merger of Group Long Distance, Inc. into Registrant is set forth as Exhibit 2.1 to the Registration Statement and is incorporated herein by reference.

                  4. Articles of Merger of Group Long Distance, Inc. into Registrant are set forth as Exhibit 2.2 to the Registration Statement and are incorporated herein by reference.

                  5. Amendment to Articles of Merger of Group Long Distance, Inc. into the Company is set forth as
                           Exhibit 2.3 to the Registration Statement and is incorporated herein by reference.

                  6.       By-laws of Group Long Distance, Inc. are set forth as
                           Exhibit 3.3 to the Registration Statement and are incorporated herein by reference.

                  7. Amended and Restated By-laws of the Registrant are set forth as Exhibit 3.4 to the Registration Statement and are incorporated herein by reference.


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                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March 24, 1997                  GROUP LONG DISTANCE, INC.




                                       By: /s/ Gerald M. Dunne, Jr.
                                           ------------------------------
                                           Gerald M. Dunne, Jr.
                                           President and Chief
                                             Executive Officer